EXHIBIT 10.15.2

SECOND AMENDMENT TO THE
UCAR CARBON
COMPENSATION DEFERRAL PROGRAM

             The UCAR Carbon Compensation Deferral Program (as amended and restated effective March 31, 2003) (“Plan”), is hereby amended as follows:

1. A new Section 1.3 is added to the Plan to read as follows:

“1.3      Notwithstanding any other provision of this Plan, it is intended that all Post-2004 Deferrals under this Plan satisfy the provisions of Section 409A, and this Plan shall be interpreted and administered, as necessary, to comply with such provisions.”

2. Section 2.6 of the Plan is amended to add the following at the end thereof:

“Notwithstanding the foregoing, with respect to Post-2004 Deferrals only, the foregoing definition of Change in Control is revised to read as follows:

A “Change in Control of the Corporation” means the occurrence of any one of the following events with respect to the Corporation:

(i)	any one person, or more than one person acting as a group, acquires ownership of stock (as determined under Section 318(a) of the Internal Revenue Code) of the Corporation that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Corporation; provided, however, that if any one person or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the Corporation, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Control of the Corporation. This paragraph applies only when there is a transfer of stock of the Corporation (or issuance of stock of the Corporation) and stock in the Corporation remains outstanding after the transaction.

(ii)	any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock (as determined under Section 318(a) of the Internal Revenue Code) of the Corporation possessing 35 percent or more of the total voting power of the stock of the Corporation; provided, however, that if any one person or more than one person acting as a group, is considered to own 35 percent or more of the total voting power of the stock of the Corporation, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Control of the Corporation.

(iii)	a majority of members of the Corporation’s Board of Directors (the “Incumbent Directors”) is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Incumbent Directors, provided that no other corporation is a majority shareholder of the Corporation.

(iv)	any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Corporation that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Corporation immediately prior to such acquisition(s); provided, however, that a transfer of assets by the Corporation is not treated as a Change in Control if the assets are transferred to (A) a shareholder of the Corporation (immediately before the asset transfer) in exchange for or with respect to its stock; (B) an entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Corporation; (C) a person, or more than one person acting as a group, that owns, directly or indirectly, 50 percent of more of the total value or voting power of all outstanding stock of the Corporation; or (D) an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in the previous subsection (C). For purposes of this paragraph, (1) gross fair market value means the value of the assets of the Corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets, and (2) a person’s status is determined immediately after the transfer of the assets.

For purposes of this definition:

(a)	a “person” shall be as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

(b)	persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar transaction with the Corporation. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in the corporation prior to the transaction giving rise to the Change in Control and not with respect to the ownership interest in the other corporation. Persons will not be considered to be acting as a group solely because they purchase or own stock of the Corporation at the same time, or as a result of the same public offering.”

3. Section 2.13 is amended to add the following at the end thereof:

“With respect to Post-2004 Deferrals only, “Disability” shall mean a Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (2) a Participant’s receiving, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the participant’s employer.”

4. Section 2.32 is amended to add the following at the end thereof:

“With respect to Post-2004 Deferrals only, “Unforeseen Emergency” shall mean a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent; loss of the Participant’s property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.”

5. The following new Sections 2.35- 2.37 are added to the Plan to read as follows:

“2.35 “Initial Deferral Date” shall mean the date a Participant has made an election to defer amounts to be earned in the following year (or for new Participants, for the remainder of that year), and for Make-up Contributions and Additional Matching Contributions under the Plan, Initial Deferral Date shall mean the December 31st of the year preceding the year in which such Contributions shall be allocated.

2.36 “Post-2004 Deferrals” shall mean any and all deferrals and contributions that are earned by, vested, or allocated to a Participant in the Plan after December 31, 2004.

2.37 “Section 409A” shall mean Section 409A of the Code and any regulations and rulings issued thereunder.

6. Section 5.2(a) of the Plan is revised to change the current reference to “31 days” to read “30 days” instead.

7. Section 5.2(b) of the Plan is amended to delete the third sentence therefrom.

8. Section 5.2(b) of the Plan is further revised to change the current reference to “31 days” to read “30 days” instead.

9. Section 6.1(a) of the Plan is amended to insert the following after the first sentence thereof:

“Notwithstanding the foregoing, with respect to Post-2004 Deferrals only, in the case of a payment on account of separation from service, to a Participant who is a “key employee” as defined in Section 416 of the Code, no distribution shall be made before six months after such Participant’s separation from service.”

10. Section 6.1(b)(i) of the Plan is amended to add the following at the end thereof:

“With respect to Post-2004 Deferrals only, any election under this Section 6.1(b) must be made no later than the Initial Deferral Date.”

12. Section 6.1(d) of the Plan is amended to add the following at the end thereof:

“Notwithstanding the foregoing, with respect to Post-2004 Deferrals only, any election under this Section 6.1(d) must be made no later than the Initial Deferral Date.”

13. Section 6.1(e) of the Plan is amended to add the following at the end thereof:

“The provisions of this Section 6.1(e) shall not apply to any Post-2004 Deferrals.”

14. Section 6.1(f)(ii) of the Plan is amended to add the following at the end thereof:

“, except that with respect to any Post-2004 Deferrals only, the elections under subsections (b) and (d) must be made no later than the relevant Initial Deferral Date, and the election under subsection (e) shall not be available.”

15. Section 6.1(g) of the Plan is amended to add the following new paragraph (iii) at the end thereof:

“(iii) With respect to Post-2004 Deferrals only, the one-time election to change the commencement date of payment will be valid only if: (I) such election is made no later than one year prior to the distribution date then in effect, (II) for distributions other than on account of death, Disability or an Unforeseen Emergency, the new commencement date is at least five years later than the then current commencement date, and (iii) the change in commencement date does not constitute an acceleration of payment except to the extent such acceleration is permitted under Section 409A.”

16. Section 6.1(h) of the Plan is amended to add the following at the end thereof:

“The provisions of this subsection (h) hall not apply to any Post-2004 Deferrals except to the extent permitted under Section 409A.”

17. Section 6.2 of the Plan is amended to insert a new subsection (e) to read as follows:

“(e) Notwithstanding the provisions of subsections (a) through (d) of this Section 6.2, with respect to Post-2004 Deferrals only, an election to receive payments in the form of annual or quarterly installments or to change the form of payment previously elected, will be valid only if such election (I) is made no later than the relevant Initial Deferral Date, or (II) except as permitted under regulations issued under Section 409A, such election satisfies (A), (B), and (C) as follows: (A) such election is effective no earlier than twelve months after it is made, (B) the new form of payment is not effective for at least five years after the election is made, and (C) the change in payment form does not constitute an acceleration of payment except to the extent such acceleration is permitted under Section 409A.”

18. Section 6.2 of the Plan is further revised to reletter current subsections (e) to (g) as subsections (f) to (h).

19. Section 6.2(f) (formerly 6.2(e)) of the Plan is amended to add a new paragraph (iii) to read as follows:

“(iii) With respect to Post-2004 Deferrals, the foregoing elections to change a time or form of payment under this subsection (f) shall be permitted only to the extent permitted under Section 409A.”

20. Section 6.2(g) (formerly 6.2(f)) of the Plan is amended to add the following at the end thereof:

“With respect to Post-2004 Deferrals, the election of a shorter schedule of payments must be made no later than the Initial Deferral Date unless otherwise permitted under Section 409A.”

21. Section 6.2(h) (formerly 6.2(g)) of the Plan is amended to add the following at the end thereof:

“The provisions of this Section 6.2(h) shall be permitted with respect to Post-2004 Deferrals only to the extent permitted under Section 409A.”

22. The last sentence of Section 6.3(a)(i) of the Plan is amended to insert the following at the beginning thereof:

“Subject to Section 409A,”

23. The first sentence of Section 6.3(a)(ii) of the Plan is amended to insert the following immediately after the phrase “the Corporation’s Board may”:

“, subject to Section 409A,”

24. The last sentence of Section 6.6(i) of the Plan is amended to insert the following at the beginning thereof:

“Subject to section 409A,”

25. Section 6.6(ii) of the Plan is amended to insert the following immediately after the phrase “the Corporation’s Board may”:

“, subject to Section 409A,”

26. Section 9.7 of the Plan is amended to insert the following at the beginning thereof:

“Subject to Section 1.3 of this Plan,”

27. Except as may otherwise be provided in regulations issued with regard to the effective date of Section 409A, the provisions of this Second Amendment to the Plan are effective with respect to amounts contributed, earned or vested under the Plan after December 31, 2004.

UCAR CARBON COMPANY INC. By: /s/ Karen G. Narwold ——————————————